SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)	August 13, 2004

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

 Item 5.        Other Events.

The registrant has decided not to pursue the July 2003 application of Keystone Downs, LLC (an entity of which the registrant was to own no more than 50%), for a license to build a new thoroughbred racetrack with parimutuel wagering in Allegheny County, Pennsylvania.  The registrant, in consultation with its development partner for the project, determined that the proposed Keystone Downs, which is not eligible for a racetrack slot machine license under Pennsylvania’s July 5, 2004 slot machine law, would not be able to compete effectively with other nearby racetracks and a downtown Pittsburgh parlor at which the new law permits slot machines.  The registrant intends to continue to pursue a partnership opportunity with the Pittsburgh Penguins for the slot parlor permitted in downtown Pittsburgh in the event the Penguins determine to apply for the license.  There can be no assurances, however, that MTR will come to terms with the Penguins or that they will be awarded the license.  The new slot law would prohibit MTR from owning more than one-third of this facility because of the Company’s license to build Presque Isle Downs.

As of June 30, 2004, the registrant has incurred an aggregate of $569,000 of costs related to this development, which includes $485,000 for land options and related costs and $84,000 for licensing costs. The registrant and its partner have not decided whether to maintain the land options for other development or allow the options to lapse.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr., Chief Financial Officer

Date:	August 16, 2004